Exhibit 32.1

SECTION 1350 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, John Works, Chief Executive Officer and Chief Financial Officer of Rancher Energy Corp. (the Company), certify, that pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code:

(1)
The Amendment No.2 to the Annual Report of the Company on Form 10-K/A for the year ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)
The Amendment No.2 to the Annual Report of the Company on Form 10-K/A for the year ended March 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

/s/ John Works
John Works
Chief Executive Officer and Chief Financial Officer
September 7, 2007